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                                                                    EXHIBIT 23.1
Consent of Deloitte & Touche LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this amendment no. 2 to registration statement no. 333-113350 on Form S-3 of Alpha Technologies Group, Inc. of our report dated January 9, 2004 (which contains an explanatory paragraph regarding a change in the method of accounting for goodwill and intangible assets in 2002) appearing in the Annual Report on Form 10-K as amended of Alpha Technologies Group, Inc. for the year ended October 26, 2003.

/s/ Deloitte & Touche LLP
-------------------------
Boston, Massachusetts
June 21, 2004